EXHIBIT 10.4

                 EMPLOYEE SEVERANCE BENEFIT PLAN

     The following plan, was adopted on May 30, 1996 by the Board of Directors of Jersey Shore State Bank, a Pennsylvania chartered commercial bank with its principal place of business at 300
Market Street, Williamsport Pennsylvania 17701.

     The Board considers it essential to the best interests of the Company to foster the continuous employment of Ronald A. Walko, (hereinafter "Employee"). In this connection, the Board of Directors of the Company recognizes that the possibility of a change in control of the Company may exist, and that such possibility and the uncertainty and questions which it may raise among management may result in the departure or distraction of management personnel to the detriment of the Company.

     The Board has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of Employee to his assigned duties (including the rendering of advice regarding any takeover proposals presented to the Board) without distraction caused by potentially disturbing circumstances arising from the possibility of a change in control of the Company. Accordingly, the Company has agreed to pay severance benefits as set forth in this Plan, and in the circumstances described below.

I.   DEFINITIONS.

     Affiliate.  Any corporation that is a member of the same
"affiliate group" as Jersey Shore State Bank as that term is defined in Section 1504(a) of the Code.

     Board.  The Board of Directors of the Company.

     Cause. Termination of the employment of the Employee by the Company upon:

          (i)  his intentional and continued failure
substantially to perform his duties for his employer, other than a failure resulting from (a) his incapacity due to physical or mental illness or (b) termination of his employment by the Employee for Good Reason;

          (ii) his intentionally engaging in conduct that is demonstrably and materially injurious to the Company or any of its Affiliates, monetarily or otherwise; or

          (iii) his intentional violation of any law, rule, regulation, or order to be enforced by any governmental agency having jurisdiction over the Company, any of its Affiliates, or any other subsidiaries or affiliates of the Company.
  <PAGE 1>
     For purposes of this definition, no act or failure to act on the part of Employee shall be deemed "intentional" unless done or omitted to be done by him in bad faith and without reasonable belief that his action or omission was in the best interest of the Company or its Affiliates. Any act or omission to act on Employee's behalf in reliance upon an opinion of counsel to the Company shall not be deemed to be "intentional."

     Change in Control. A change in control of the Company of a nature that would be required to be reported in response to
Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, whether or not the Company is then subject to such reporting requirement. For purposes of this Plan, a Change in Control shall be deemed to have occurred if:

          (i) any "person" (as defined in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities, and thereafter the Board adopts a resolution to the effect that a Change in Control of the Company has occurred for purposes of this Plan; or

          (ii) at any time during any period of two consecutive years (commencing after the date of adoption of this Plan), a majority of the Board shall not be comprised of individuals who were directors at the beginning of such period or whose election or nomination for election was approved by a vote of at least two-thirds (2/3) of the directors then in office who either were directors at the beginning of such two-year period or whose election or nomination for election was previously so approved.

     Code.  The Internal Revenue Code of 1986, as amended.

     Company. Jersey Shore State Bank, and any affiliate of Jersey Shore State Bank, and any successor to all or substantially all of the business or assets of the Company that assumes, adopts, or otherwise agrees to maintain this Plan, by operation of law or otherwise, and any assignee of any of them.

     Date of Termination. The Date of Termination of Employee shall occur:

          (i) if his employment is terminated for Disability, on the date thirty (30) days after Notice of Termination is given;

          (ii) if his employment is terminated for Cause, for Good Reason, or for any other reason other than death, Disability, or Retirement, on the date specified in the Notice of Termination. In the case of termination for Cause, such specified date shall be on the date such Notice of Termination is given.
In the case of termination pursuant for Good Reason, such specified date shall be thirty (30) days from the date such Notice of Termination is given. <PAGE 2>

     Disability. Termination of the employment of the Employee by the Company upon his incapacity to perform his duties with the Company due to physical or mental illness.

     In the event that the Employee is unable to perform his duties for three consecutive months as a result of incapacity due to physical or mental illness, and in the further event that the Employee fails thereafter to return to the full-time performance of his duties within ten (10) days after a written demand from the Company, the Company may presume that the Employee is disabled, subject to the Employee's ability to establish by competent evidence that he is not disabled.

     Exchange Act. The Securities Exchange Act of 1934, as amended.

     Good Reason. Any of the following events occurring after a Change in Control of the Company without Employee's written consent:

          (i) any substantial alteration in Employee's status or responsibilities as in effect immediately prior to a Change in Control of the Company;

          (ii) failure by the Company to provide Employee with office accommodations, assistance and perquisites that are substantially equivalent to the accommodations, assistance, and perquisites provided to him immediately prior to a Change in Control of the Company;

          (iii) reduction by the Company of Employee's annual base salary as in effect at the time of a Change in Control of the Company;

          (iv) a change in the principal place of Employee's employment from the place in effect at the time of a Change in Control of the Company to a location more than fifty (50) miles distant from such place;

          (v) failure by the Company to provide Employee with benefits substantially equivalent in the aggregate to those enjoyed by him under any benefit plan of the Company
(collectively, "Fringe Benefits");

          (vi) failure of any successor to the Company to assume and agree to perform this Plan; or

          (vii)  any purported termination of Employee's
employment which is not effected pursuant to a Notice of Termination satisfying the requirements set forth in this Plan.

     Notice of Termination. A termination or purported termination of Employee's employment by the Company or by the Employee shall be communicated by written Notice of Termination to the other party. Any Notice of Termination given to Employee
<PAGE 3> by the Company shall indicate the specific termination provision in this Plan relied upon, and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of this employment under such provision.

     Retirement. Termination of employment on account of retirement, including early retirement, under the Jersey Shore
State Bank Pension Plan.

II.  PROCEDURE FOR TERMINATION OF EMPLOYMENT:

     Any termination of Employee's employment by his employer or by Employee shall be communicated by written Notice of Termination to the other.

III. EMPLOYMENT AGREEMENT OF August 29, 1991:

     Nothing contained herein shall be construed to amend or modify the terms and conditions of an Employment Agreement dated
August 29, 1991, a copy of which is attached hereto.

IV.  ADDITIONAL BENEFITS IN THE EVENT OF A CHANGE IN CONTROL:

     A. In addition to the benefits to which Employee may be entitled pursuant to the Employment Agreement of August 29, 1991, in the event of a Change in Control of the Company, Employee shall be entitled to the benefits provided in Subsection (B) hereof upon the termination of his employment (regardless of whether the termination is by the Company or by Employee) if the termination is within two (2) years after such Change in Control of the Company, unless such termination is:

          (i)  because of his death or retirement; or

          (ii)  on or after he has attained age 65; or

          (iii)  by the Company for Cause or Disability; or

          (iv)  by Employee other than for Good Reason.

     B. The benefits payable to Employee under this Subsection are as follows:

          (i) The Company shall pay to Employee his full compensation and provide him full benefits from the Notice of Termination through the Date of Termination.

          (ii) Not later than the fifth (5th) day following the Date of Termination, the Company will pay to Employee a lump sum severance payment (the "Severance Payment") equal to two (2) times the annual average of salary plus bonuses (and not including any income resulting from the exercise of stock options of the like) earned by him during the five calendar years preceding the year of the Date of Termination.
  <PAGE 4>
     Provided, however, that if his Date of Termination occurs within two (2) years of his 65th birthday, his Severance Payment shall equal the amount calculated as set forth immediately above multiplied by a fraction, the numerator of which equals the number of days from his Date of Termination to and including his 65th birthday, and the denominator of which equals 730.

          (iii) In the event that Employee makes written demand upon the Company for benefits payable under this Plan, and in the event that the Company fails to pay the benefits due the Employee within 30 days after receipt of the demand, and in the event that the Employee files an action a court of record having jurisdiction over the dispute to obtain the benefits, and in the further event that the court action is resolved in favor of the Employee with regard to any claim for benefits under the Plan, the Company will pay Employee's reasonable legal fees and related expenses actually incurred in enforcing the terms of the Plan.

          (iv) For the twenty-four (24) month period following the Date of Termination, the Company will arrange to provide Employee at the Company's expense with life, disability, accident, and health insurance benefits substantially similar to those he was receiving immediately prior to the Notice of Termination; provided that, benefits otherwise receivable by him pursuant to this clause shall be reduced to the extent that comparable benefits are actually received by him for any other employer during such twenty-four (24) month period following his termination, and any such benefits actually received by him shall be reported by Employee to the Company.

          (v) In addition to the retirement benefits to which he is entitled under the Jersey Shore State Bank Pension Plan or under any other retirement or pension plan in which he is a participant (collectively, "the Programs"), the Company will pay him in cash on the fifth (5th) day following the Date of Termination a lump sum equal to the actuarial equivalent of the excess of (x) over (y), where (x) equals the retirement pension (determined as a straight fife annuity commencing at age 65) which he would have accrued up to his Date of Termination under the Programs (without regard to any amendment to the Programs made subsequent to a Change in Control of the Company and on or prior to the Date of Termination which adversely affects in any manner the computation of retirement benefits thereunder), determined as if he was fully vested thereunder (if he was not in fact fully vested), and determined as if he had accumulated after the Date of Termination twenty-four (24) additional months of age and of service credit thereunder at his compensation (as defined below) (but in no event shall he be deemed to have accumulated additional months of age or of service credit after his 65th birthday); and (y) equals the retirement pension (determined as a straight life annuity commencing at age 65) which he had accrued up to his Date of Termination under the Programs.

     For purposes of clause (x) above, "compensation" equals the sum of the amounts described in Subsection III(B)(ii)(x), (y) and
<PAGE 5> (z) above, and "actuarial equivalent" shall be
determined using the same methods as are utilized under the Programs immediately prior to the Change in Control of the Company.

     C. During any period following a Change in Control of the Company during which Employee fails to perform his full-time duties with the Company as a result of incapacity due to physical or mental illness, Employee shall continue to receive his full compensation as in effect at the commencement of such period, and shall continue to receive all Fringe Benefits to which he was entitled at the commencement of such period, unless his employment is terminated by his employer for Disability, and in such case, up to and including his Date of Termination. Thereafter, his benefits shall be determined in accordance with the Company's programs then in effect.

     D. If the employment of Employee is terminated by his employer for Case following a Change in Control of the Company, or is terminated by Employee other than for Good Reason or Retirement, he shall continue to receive his full compensation through the Date of Termination. Thereafter, Employee shall have no further rights under this Plan.

     E. If the employment of Employee is terminated by his employer or by Employee on account of Retirement or by reason of his death, following a Change in Control of the Company, his benefits shall be determined in accordance with the company's programs then in effect.

V.   RELATION TO OTHER BENEFITS:

     A.   The amounts payable to Employee under Subsection B of
Section III shall not be reduced by any compensation or benefits earned or received by Employee from any other employer, except as specifically provided in Subsection III(B)(iv) above with respect to certain fringe benefits.

     B.   The amounts payable to Employee under Subsection B of
Section III are in addition to, and do not limit or adversely affect in any way, any benefits payable to him under the Programs or under any other plan, arrangement, or agreement with the Company or any Affiliate.

VI.  NO OBLIGATION TO CONTINUE EMPLOYMENT:

     Nothing contained in this Plan shall impose upon the Company any obligation to employ Employee for any period, nor impose upon Employee any obligation to work for the Company.
  <PAGE 6>
VII. TERM OF THE PLAN:

     This Plan shall continue in effect until Employee reaches the age of 65, or until the Date of Termination, which ever first occurs. All obligations imposed upon the parties pursuant to the terms of this Plan with regard to Employee's employment during the Term of the Plan shall survive thereafter.

VIII.  MISCELLANEOUS:

     A. Successors. The Company will require any successor to maintain and abide by the terms of this Plan.

     B. Binding Agreement. This Plan shall enure to the benefit of and shall be enforceable by Employee, his heirs and assigns. If Employee should die while owed any sums under this Plan, any sum payable to him shall be paid as provided by this Plan, to his designated beneficiary, or, if there is no such designated beneficiary, to his estate.

     C. Notices. Any notice required or permitted pursuant to the terms of this Plan shall be in writing, shall be hand delivered or sent by certified mail, and shall be deemed to have been duly given when delivered.

     D.   Modifications, Waivers, Venue, Waiver of Jury Trial.
No provision of this Plan may be modified except in writing and signed by all parties to this Plan. No waiver of any provision of this Plan shall be deemed a waiver of any provision at any prior or subsequent time. This Plan shall be controlled by the laws of the Commonwealth of Pennsylvania, and any action to enforce this Plan shall be filed in the Court of Common Pleas of Lycoming County. The parties to this Plan expressly agree that they waive trial by jury in connection with any dispute involving the terms of this Plan, and agree to a bench trial.

     E. Validity. The invalidity or of any provision of this Plan shall not affect the validity or enforceability of any other provision of this Plan.

     F. Funding. The Company shall not be required to prefund any benefits under this Plan.

     G. Required Withholdings. All payments by the Company under this Plan shall be made net of any and all federal, state,
<PAGE 7> and local income taxes, payroll taxes, or other taxes which the Company is required to withhold or pay from such payments.

                              JERSEY SHORE STATE BANK

Attest:

_________________________     By:_______________________________



_________________________     __________________________________
Witness                       Ronald A. Walko  <PAGE 8>